Exhibit 4.2

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SIXTH SUPPLEMENTAL INDENTURE

FROM

WISCONSIN PUBLIC SERVICE CORPORATION

TO

U.S. BANK NATIONAL ASSOCIATION

(SUCCESSOR TO FIRSTAR BANK, NATIONAL ASSOCIATION AND

FIRSTAR BANK, MILWAUKEE, N.A., NATIONAL ASSOCIATION)

TRUSTEE

-----------------------

Dated as of December 1, 2006

SUPPLEMENTAL TO INDENTURE

Dated as of December 1, 1998

Senior Debt Securities

= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

This SIXTH SUPPLEMENTAL INDENTURE is made as of the 1st day of December, 2006, by and between WISCONSIN PUBLIC SERVICE CORPORATION, a corporation duly organized and existing under the laws of the State of Wisconsin (the “Company”), and U.S. BANK NATIONAL ASSOCIATION (successor to Firstar Bank, National Association and Firstar Bank Milwaukee, National Association), a national banking association duly organized and existing under the laws of the United States, as trustee (the “Trustee”).

RECITALS OF THE COMPANY:

WITNESSETH: that

The Company has heretofore executed and delivered to the Trustee the Indenture (hereinafter referred to as the “Indenture”), made as of December 1, 1998; and

Section 3.01 of the Indenture provides that Securities may be issued from time to time in series pursuant to a supplemental indenture specifying the terms of each series of Securities; and

The Company desires to establish a series of Securities to be designated “Senior Notes, Series Due February 1, 2013” (the “Securities of the Series due February 1, 2013”); and

Section 10.01 of the Indenture provides that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of establishing the form or terms of Securities of any series and adding to the covenants of the Company; and

The Company and the Village of Weston, Wisconsin (the “Village”) have entered into a Third Amendment to Loan Agreement (as hereinafter defined) pursuant to which the Company has agreed to issue the Securities of the Series due February 1, 2013 subject to certain terms and conditions; and

The execution and delivery of this Sixth Supplemental Indenture (herein, this “Supplemental Indenture”) has been duly authorized by a Board Resolution.

NOW, THEREFORE, this Supplemental Indenture

WITNESSETH, that, in order to set forth the terms and conditions upon which Securities of the Series due February 1, 2013 are, and are to be, authenticated, issued and delivered, and in consideration of the sum of one dollar duly paid to it by the Trustee at the execution of this Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of such Securities as follows:

ARTICLE I
RELATION TO INDENTURE; DEFINITIONS

SECTION 1.1

This Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.2

For all purposes of this Supplemental Indenture:

(a)  The following terms shall, for all purposes of this Supplemental Indenture, have the following meanings unless the context otherwise requires:

The term “1954 Code” means the Internal Revenue Code of 1954 as in effect immediately prior to the effective date of the Tax Reform Act of 1986.

The term “Projects” means those of the facilities described in Exhibit A to the Third Amendment to Loan Agreement which are refinanced with the Series 2006 Village Bonds.

The term “Series 2006 Village Bonds” means the Village of Weston, Wisconsin Pollution Control Refunding Revenue Bonds, Series 2006 (Wisconsin Public Service Corporation Projects), to be authenticated and delivered under and pursuant to the 2006 Village Indenture in the principal amount of $22,000,000.

The term “Third Amendment to Loan Agreement” means the Third Amendment to Loan Agreement, dated as of December 1, 2006, between the Village and the Company.

The term “Village” means the Village of Weston, a municipal corporation and political subdivision duly organized and existing under the laws of the State of Wisconsin (and which is successor to the Town of Weston), located within the County of Marathon of the State of Wisconsin.

The term “2006 Village Indenture” means the Indenture of Trust, dated as of December 1, 2006, between the Village and U.S. Bank National Association, as 2006 Village Indenture Trustee.

The term “2006 Village Indenture Trustee” means the person, corporation or banking association acting as trustee from time to time under the 2006 Village Indenture.

The term “2006 Village Revenue Agreement” means the Loan Agreement, dated as of April 1, 1981, between the Village and the Company, as previously amended and as amended by the Third Amendment to Loan Agreement.

(b)  Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Indenture;

(c)  All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and

(d)  The terms “hereof,” “herein,” “hereby,” “hereto,” “hereunder,” and “herewith” refer to this Supplemental Indenture.

ARTICLE II
THE SECURITIES

There is hereby established a series of Securities pursuant to Section 3.01 of the Indenture as follows:

(a)  The title of the Securities of the series hereby established is “Senior Notes, Series due February 1, 2013.”

(b)  The aggregate principal amount of the Securities of the Series due February 1, 2013 which may be authenticated and delivered under the Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Securities of such series pursuant to Sections 2.05, 3.04, 3.05, 3.06, 10.06 or 12.07 of the Indenture) shall be limited to Twenty-Two Million Dollars ($22,000,000).

(c)  The Securities of the Series due February 1, 2013 are to be issued in registered form without coupons, in denominations of $5,000 and integral multiples thereof, and shall be substantially in the form of Appendix I attached hereto, which is incorporated herein by reference.

(d)  The Stated Maturity of the Securities of the Series due February 1, 2013 is February 1, 2013.

(e)  The Securities of the Series due February 1, 2013 shall bear interest at the rate of 3.95% per annum and such interest shall accrue from December 14, 2006 (or from the most recent Interest Payment Date to which interest on the Securities of the Series due February 1, 2013 has been paid or provided for). The Interest Payment Dates for the Securities of the Series due February 1, 2013 shall be February 1 and August 1 in each year commencing February 1, 2007, and the Regular Record Date for the interest payable on any Interest Payment Date shall be the fifteenth day (whether or not a Business Day) preceding such Interest Payment Date.

(f)  Principal of and interest on the Securities of the Series due February 1, 2013 shall be payable in Dollars to the 2006 Village Indenture Trustee at its address appearing on the books for registration and registration of transfer at the Corporate Trust Office of the Trustee. The Securities of the Series due February 1, 2013 shall be non-transferable except as may be required to effect a transfer to any successor 2006 Village Indenture Trustee.

(g)  The Securities of the Series due February 1, 2013 shall be subject to redemption at any time at the option and direction of the Company, as a whole and not in part, at a Redemption Price equal to 100% of the principal amount thereof, together with accrued interest to the Redemption Date, if any one or more of the following events shall have occurred:

        (i)  Unit 3 (“Unit 3”) at the Company’s coal-fired power plant located in Marathon County, Wisconsin and known as the Weston Power Plant shall have been damaged or destroyed to such an extent that, in the opinion of the Board of Directors of the Company, it cannot reasonably be restored within six months to the condition thereof immediately preceding such damage or destruction;

        (ii)  Unit 3 shall have been damaged or destroyed to such an extent that normal operation of Unit 3 is thereby prevented for a period of at least six months;

        (iii)  title to, or temporary use of, all or substantially all of Unit 3 shall have been taken under the power of eminent domain or sold under the threat of such taking, or there shall be a taking of any part of the Projects or other property interest of the Company in connection with which Unit 3 is used as results or is likely to result in the inability to carry on normal operation of Unit 3 for a period of at least six months;

        (iv)  the 2006 Village Revenue Agreement shall become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed therein, or unreasonable burdens or excessive liabilities related to the 2006 Village Revenue Agreement or the Projects shall be imposed on the Village or the Company as a result of any change in the Constitution of the State of Wisconsin or the Constitution of the United States of America or as a result of any legislative, administrative or judicial action;

        (v)  a final order or decree of any court or administrative body shall require that a substantial part of the operations at Unit 3 cease or be terminated to such extent that normal operation of Unit 3 will be, or is likely to be, prevented for a period of at least six months;

        (vi)  changes, which the Company cannot reasonably control, in the economic availability of materials, fuel, supplies, labor, equipment or other properties or things necessary for the efficient operation of Unit 3 shall have occurred which, in the judgment of the Board of Directors of the Company, render the continued operation of Unit 3 uneconomic; or

        (vii)  changes in circumstances, including, but not limited to, changes in pollution control requirements, shall have occurred such that the Board of Directors of the Company shall determine that use of the Projects is no longer required or desirable.

Any such redemption shall be on a date which is within one year following the occurrence of one of the events listed above permitting the exercise of the option.

(h)  The Company shall call for redemption all of the Securities of the Series due February 1, 2013 then Outstanding, and shall on the Redemption Date therefor redeem the same at a price equal to 100% of the principal amount thereof, together with accrued interest to the Redemption Date, in the event that the Company is notified by the 2006 Village Indenture Trustee that (i) an event of default has occurred and is continuing under Section 9.01(e) of the 2006 Village Indenture, and (ii) the 2006 Village Indenture Trustee has declared the principal of all 2006 Village Bonds then outstanding immediately due and payable pursuant to Section 9.02 of the 2006 Village Indenture. The Redemption Date shall be the accelerated maturity date of the 2006 Village Bonds; provided, however, that such requirement of redemption shall be deemed to be waived if prior to the date fixed for such redemption of the Securities of the Series due February 1, 2013, the acceleration of the 2006 Village Bonds is waived or annulled.

(i)  The Company shall call for redemption all (or part if, in the opinion of nationally recognized bond counsel, a corresponding partial redemption of the 2006 Village Bonds will preserve the exclusion from gross income for Federal income tax purposes of interest on the remaining 2006 Village Bonds) of the Securities of the Series due February 1, 2013 then Outstanding, and shall on the Redemption Date therefor redeem the same at a price equal to 100% of the principal amount thereof, together with accrued interest thereon to the Redemption Date, in the event that it is finally determined by the Internal Revenue Service or a court of competent jurisdiction that, as a result of a failure by the Company to observe any covenant, agreement or representation in the 2006 Village Revenue Agreement, the interest payable on the 2006 Village Bonds is includable for Federal income tax purposes in the gross income of any owner of a 2006 Village Bond (other than an owner who is a “substantial user” or a “related person” within the meaning of Section 103(b)(13) of the 1954 Code and the applicable regulations thereunder). Any such determination shall not be considered final for this purpose unless the Company has been given notice thereof, and if it so desires, has been afforded the opportunity, at its expense, to contest the same, either directly or in the name of any owner of 2006 Village Bonds, and until the conclusion of any appellate review, if sought. The Redemption Date shall be the 120th day after the date such determination becomes final or on such earlier date as the Company may designate.

(j)  In the event that the Company shall desire to exercise its right, or is required by the provisions of this Article II, to redeem and pay all or any part of the Securities of the Series due February 1, 2013, it shall, except as modified herein, comply with the terms and conditions of Article XII of the Indenture with regard to the redemption of Securities of any series issued hereunder, and such redemption shall be made under and subject to the terms and provisions of said Article XII and in the manner and with the effect stated therein; provided, however, (i) payments in redemption of Securities of the Series due February 1, 2013 shall be made directly by the Company to the Holder of the Securities entitled thereto; and (ii) the Company may avail itself of the credits described in Article III hereof. The Company shall not exercise any option to redeem on any date all or any part of the Securities of the Series due February 1, 2013 unless it shall give a valid direction under the 2006 Village Indenture for the redemption on such date of an equal amount of 2006 Village Bonds. Notice of each such optional redemption shall be hand delivered or mailed, by certified mail, with return receipt requested, at least thirty (30) days prior to the Redemption Date, to the Holder of the Securities which are to be redeemed at its address appearing on the books for registration and registration of transfer at the Corporate Trust Office of the Trustee. Such delivery or mailing (but not the receipt thereof or the return of the receipt so requested) shall be a condition to the redemption of the Securities. All Securities so redeemed shall forthwith be delivered to the Trustee and canceled, but only when the principal, premium, if any, and accrued interest thereon is paid in full.

(k)  Securities of the Series due February 1, 2013 may be redeemed in part, but the portion of any such Security so redeemed in part shall be Five Thousand Dollars ($5,000) or an integral multiple thereof. In case any Security shall be redeemed in part only, payment of the redemption price of such portion of the Security of the Series due February 1, 2013 shall be made by the Company (or Trustee, as the case may be) to the Holder thereof, at its address appearing on the books for registration and registration of transfer of Securities of the Series due February 1, 2013 at the Corporate Trust Office of the Trustee, without presentation or surrender thereof, provided there is on file with the Company and Trustee (and not theretofore rescinded by written notice from such Holder to the Company and Trustee) a written commitment from such Holder to the effect that (i) payments will be so made, and (ii) such Holder will make notations on such Security or a paper attached thereto of the portion thereof so redeemed. Prior to any transfer by the Holder of any Security of the Series due February 1, 2013, the same shall be surrendered to the Company or Trustee for appropriate notation thereon of, or in exchange for a new Security or Securities for, the unredeemed balance of the principal amount thereof. The Trustee shall not be under any duty to determine that any of the notations mentioned herein have been made or be liable in any manner with respect thereto.

(l)  In the event that an interest payment or maturity date or a date fixed for redemption of any Security of the Series due February 1, 2013 shall be a Saturday, Sunday or a legal holiday or a day on which banking institutions in the city of location of the registered address of the Holder are authorized by law to close, then payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day not a Saturday, Sunday or a legal holiday or a day upon which banking institutions in the city of location of the registered address of the Holder are authorized by law to close, with the same force and effect as if made on the date of maturity, interest payment date, or the date fixed for redemption, and no interest shall accrue for the period after such date.

(m)  The Securities of the Series due February 1, 2013 shall not be subject to any sinking fund and shall not be redeemable at the option of the Holder thereof.

(n)  The Related Series of Collateral Bonds being delivered to the Trustee in connection with the issuance of the Securities of the Series due February 1, 2013 is the Company’s First Mortgage Bonds, Collateral Series F.

Such Securities of the Series due February 1, 2013 shall be initially authenticated and delivered upon delivery to the Trustee of the documents required by Section 3.01 of the Indenture.

ARTICLE III
PAYMENTS AND CREDITS

The Company hereby covenants that it will duly and punctually pay to the Holder of Securities of the Series due February 1, 2013, issued under and secured by the Indenture and this Supplemental Indenture the principal of and interest on said Securities at the dates and place and in the manner mentioned in such Securities. Provided, however:

Payments of the principal of, premium, if any, and interest on the Securities of the Series due February 1, 2013 may be made with moneys in the Bond Fund created under the 2006 Village Indenture, as provided in the 2006 Village Revenue Agreement and the 2006 Village Indenture. Money in said Bond Fund or earnings on investments which have been set aside by the 2006 Village Indenture Trustee at the request of the Company for payment of the principal of (whether at maturity or upon redemption), premium, if any, or interest on any Series 2006 Village Bonds shall be credited against the obligation of the Company to pay the principal of, premium, if any, or interest on Securities of the Series due February 1, 2013. The principal amount of any Series 2006 Village Bond or Bonds acquired by the Company and delivered to the Series 2006 Village Indenture Trustee for cancellation, or acquired by the 2006 Village Indenture Trustee and canceled, shall be credited against the obligation of the Company to pay the principal of the Securities of the Series due February 1, 2013.

As the principal of, premium, if any, and interest on the Securities of the Series due February 1, 2013 are thereby paid or deemed paid in full, and upon their receipt by the Company, such Securities shall be delivered to the Trustee for cancellation. The Company shall promptly inform the Trustee of all payments made and credits availed of with respect to its obligations on Securities of the Series due February 1, 2013. The Trustee shall not be required to recognize any payment made or credit availed of with respect to any Security of the Series due February 1, 2013 unless it has received (a) the Security for cancellation by it, or (b) a certificate of the 2006 Village Indenture Trustee specifying the amount of such payment or credit and the number of the Securities of the Series due February 1, 2013 with respect to which the payment or credit was applied. In the absence of receipt by the Trustee of the Security, any such certificate shall be controlling and conclusive.

ARTICLE IV
TRANSFER OF COLLATERAL BONDS

The Company hereby issues, delivers and transfers to the Trustee in connection with the issuance of the Securities of the Series due February 1, 2013, Twenty-Two Million Dollars ($22,000,000) aggregate principal amount of a related issue of Collateral Bonds of the Company designated “First Mortgage Bonds, Collateral Series F” (the “Collateral Bonds”), which has been fully registered in the name of the Trustee in such capacity, to be held in trust for the benefit of the Holders from time to time of the Securities of the Series due February 1, 2013 and, if such transfer does not constitute a sale of the Collateral Bonds to the Trustee, the Company hereby grants a security interest in the Collateral Bonds for the benefit of such Holders, in each case as security for any and all obligations of the Company under the Indenture, this Supplemental Indenture and the Securities of the Series due February 1, 2013, including but not limited to (1) the full and prompt payment of the interest on, principal of, and premium, if any, on such Securities of the Series due February 1, 2013 when and as the same shall become due and payable in accordance with the terms and provisions of the Indenture and this Supplemental Indenture and such Securities of the Series due February 1, 2013, either at the Stated Maturity thereof, upon acceleration of the maturity thereof or upon redemption, and (2) the full and prompt payment of any interest on such Securities of the Series due February 1, 2013 when and as the same shall become due and payable in accordance with the terms and provisions of the Indenture and this Supplemental Indenture and such Securities of the Series due February 1, 2013. The Trustee shall enforce all of its rights under the First Mortgage Indenture as a holder of the Collateral Bonds transferred to it as provided in this Article IV for the benefit of the Holders of the Securities of the Series due February 1, 2013 and the proceeds of the enforcement of such rights shall be applied by the Trustee to satisfy the Company’s obligations under the Indenture, this Supplemental Indenture, and such Securities of the Series due February 1, 2013.

The Company shall make payments of the principal of, and premium, if any, or interest on the Collateral Bonds to the Trustee, which payments shall be applied by the Trustee to satisfaction of all obligations then due on the Securities of the Series due February 1, 2013.

The Collateral Bonds shall not be sold or transferred by the Trustee until the earlier of the Release Date or the prior retirement of the Securities of the Series due February 1, 2013 through redemption, repurchase or otherwise. Without limiting the generality of the foregoing, in no event shall the Collateral Bonds be sold or become the absolute property of any person in violation of the applicable provisions of Section 201.04(2) of the Wisconsin Statutes or any successor statutory provision. The “Release Date” shall be the date that all First Mortgage Bonds of the Company issued and outstanding under the First Mortgage Indenture, other than the Collateral Bonds, have been retired (at, before or after the maturity thereof) through payment, redemption or otherwise, provided that no Default or Event of Default has occurred and, at such time, is continuing under the Indenture.

A copy of the form of Collateral Bond is attached hereto as Appendix II and its terms are hereby incorporated by reference herein.

ARTICLE V
MISCELLANEOUS

SECTION 5.1

The Trustee has accepted the amendment of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect of any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (a) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company by corporate action or otherwise, and (c) the due execution hereof by the Company.

SECTION 5.2

This Supplemental Indenture shall be construed in connection with and as a part of the Indenture.

SECTION 5.3

(a)  If any provision of this Supplemental Indenture conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939, as amended (as enacted prior to the date of this Supplemental Indenture), by any of the provisions of Sections 310 to 317, inclusive, of said act, such required provision shall control.

(b)  In case any one or more of the provisions contained in this Supplemental Indenture or in the Securities issued hereunder should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

SECTION 5.4

Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, such name or reference shall be deemed to include the successors or assigns of such party, and all the covenants and agreements contained in this Supplemental Indenture by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 5.5

(a)  This Supplemental Indenture may be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

(b)  The descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, WISCONSIN PUBLIC SERVICE CORPORATION has caused this Supplemental Indenture to be executed by its Chairman, Chief Executive Officer, President, Vice Chairman or a Vice President, or any other officer selected by the Board of Directors, and its corporate seal to be hereunto affixed, duly attested by its Secretary or an Assistant Secretary, and U.S. BANK NATIONAL ASSOCIATION, as Trustee as aforesaid, has caused this Supplemental Indenture to be executed by one of its authorized signatories, as of December 1, 2006.

WISCONSIN PUBLIC SERVICE
CORPORATION

[SEAL]

                               By: /s/ Bradley A. Johnson
Bradley A. Johnson
Vice President and Treasurer

ATTEST:

/s/ Barth J. Wolf
Barth J. Wolf
Secretary

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Peter M. Brennan
    Peter M. Brennan
    Vice President

APPENDIX I
No. R-_____                                                                         $__________

(Form of Security of Series due February 1, 2013)

WISCONSIN PUBLIC SERVICE CORPORATION
Senior Note, 3.95% Series Due February 1, 2013

WISCONSIN PUBLIC SERVICE CORPORATION, a corporation duly organized and existing under the laws of Wisconsin (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to U.S. Bank National Association, as trustee (together with any successor trustee, being hereinafter referred to as the “2006 Village Indenture Trustee”) under the Indenture of Trust, dated as of December 1, 2006 (the “2006 Village Indenture”) between the Village of Weston, Wisconsin and the 2006 Village Indenture Trustee, the principal sum of ______________ Dollars ($_________) on February 1, 2013 and to pay interest thereon from December 14, 2006 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 in each year, commencing February 1, 2007, at the rate of 3.95% per annum, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 3.95% per annum on any overdue principal and premium and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business on the fifteenth calendar day next preceding such Interest Payment Date (whether or not such day is a Business Day). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Trustee maintained for that purpose, in Milwaukee, Wisconsin, in Dollars, provided, however, that at the option of the Company payment of interest may be made by wire transfer of immediately available funds into the account specified by the Holder of this Security or by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Prior to the Release Date (as hereinafter defined), the Securities will be secured by First Mortgage Bonds, Collateral Series F (the “Collateral Bonds”), issued and delivered by the Company to the Trustee for the benefit of the Holders of the Securities (as defined herein), issued under the First Mortgage and Deed of Trust dated January 1, 1941, from the Company to First Wisconsin Trust Company (subsequently succeeded by U.S. Bank National Association) (the “Mortgage Trustee”) as supplemented and amended by the supplemental indentures thereto (the “First Mortgage Indenture”). Reference is made to the First Mortgage Indenture and the

Appendix I Page 1

Indenture for a description of the rights of the Trustee as holder of the Collateral Bonds, the property mortgaged and pledged under the First Mortgage Indenture, the rights of the Company and of the Mortgage Trustee in respect thereof, the duties and immunities of the Mortgage Trustee, the terms and conditions upon which the Collateral Bonds are held by the Trustee for the benefit of the Holders of Securities, and the circumstances under which additional First Mortgage Bonds may be issued.

From and after such time as all First Mortgage Bonds (other than Collateral Bonds) issued under the First Mortgage Indenture have been retired through payment, redemption or otherwise (including those First Mortgage Bonds the payment for which has been provided for in accordance with the First Mortgage Indenture) at, before or after the maturity thereof and provided that no default or event of default under the Indenture has occurred and is continuing (the “Release Date”), the Collateral Bonds shall cease to secure the Securities in any manner, and, at the option of the Company, the Securities either (a) will become unsecured general obligations of the Company or (b) will be secured by first mortgage bonds issued under an indenture other than the First Mortgage Indenture. In certain circumstances prior to the Release Date as provided in the Indenture, the Company is permitted to reduce the aggregate principal amount of an issue of Collateral Bonds held by the Trustee, but in no event prior to the Release Date to an amount less than the aggregate principal amount outstanding of the related issue of Securities initially issued contemporaneously with such Collateral Bonds.

The Securities of this series are issued in order to evidence and secure a loan made by the Village of Weston, Wisconsin (the “Village”), to the Company pursuant to a Loan Agreement, dated as of April 1, 1981 as amended from time to time, including a Third Amendment to Loan Agreement, dated as of December 1, 2006. In order to fund such loan, the Village has agreed to issue $22,000,000 in principal amount of its Pollution Control Refunding Revenue Bonds, Series 2006 (Wisconsin Public Service Corporation Projects) (“Series 2006 Village Bonds”) under and pursuant to the 2006 Village Indenture. The Series 2006 Village Bonds are payable from payments made, or caused to be made, by the Company of principal of, premium, if any, and interest on the Securities of this series. Upon certain terms and conditions, credits arising from purchase or redemption of the Series 2006 Village Bonds shall be applied against payment obligations in connection with the Securities of this series and to the extent so applied shall satisfy a like amount otherwise due thereunder.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued under an Indenture, dated as of December 1, 1998 (as amended and supplemented from time to time, herein called the “Indenture”), between the Company and a predecessor of U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all other indentures supplemental thereto, including the Sixth Supplemental Indenture, dated as of December 1, 2006 (the “Sixth Supplemental Indenture”), reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $22,000,000.

Appendix I Page 2

In certain extraordinary events described in paragraph (g) of Article II of the Sixth Supplemental Indenture, the Securities of this series are subject to redemption within one year following such extraordinary event, in whole but not in part, at the option of the Company, in each case at a Redemption Price equal to the principal amount thereof, together with accrued interest to the Redemption Date.

The Company shall call for redemption all of the Securities of this series then Outstanding, and shall on the Redemption Date therefor redeem the same at a price equal to 100% of the principal amount thereof, together with accrued interest to the Redemption Date, in the event that the Company is notified by the 2006 Village Indenture Trustee that (a) an event of default has occurred and is continuing under Section 9.01(e) of the 2006 Village Indenture, and (b) the 2006 Village Indenture Trustee has declared the principal of all 2006 Village Bonds then outstanding immediately due and payable pursuant to Section 9.02 of the 2006 Village Indenture. The Redemption Date shall be the accelerated maturity date of the 2006 Village Bonds; provided, however, that such requirement of redemption shall be deemed to be waived if prior to the date fixed for such redemption of the Securities of this series, the acceleration of the 2006 Village Bonds is waived or annulled.

The Company shall call for redemption all (or part if, in the opinion of nationally recognized bond counsel, a corresponding partial redemption of the 2006 Village Bonds will preserve the exclusion from gross income for Federal income tax purposes of interest on the remaining 2006 Village Bonds) of the Securities of this series then Outstanding, and shall on the Redemption Date therefor redeem the same at a price equal to 100% of the principal amount thereof, together with accrued interest thereon to the Redemption Date, in the event that it is finally determined by the Internal Revenue Service or a court of competent jurisdiction that, as a result of a failure by the Company to observe any covenant, agreement or representation in the 2006 Village Revenue Agreement, the interest payable on the 2006 Village Bonds is includable for Federal income tax purposes in the gross income of any owner of a 2006 Village Bond (other than an owner who is a “substantial user” or a “related person” within the meaning of Section 103(b)(13) of the 1954 Code and the applicable regulations thereunder). Any such determination shall not be considered final for this purpose unless the Company has been given notice thereof, and if it so desires, has been afforded the opportunity, at its expense, to contest the same, either directly or in the name of any owner of 2006 Village Bonds, and until the conclusion of any appellate review, if sought. The Redemption Date shall be the 120th day after the date such determination becomes final or on such earlier date as the Company may designate.

In the event of redemption of this Security in part only, a new Security of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If any Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (a) of the amount of principal so declared due and payable and interest accrued thereon and (b) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.

Appendix I Page 3

This Security is subject to Defeasance as described in the Indenture.

The Indenture may be modified by the Company and the Trustee without consent of any Holder with respect to certain matters as described in the Indenture. In addition, the Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall bind such Holder and all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

This Security is not transferable except as may be required to effect a transfer to any successor 2006 Village Indenture Trustee. As provided in the Indenture and the Sixth Supplemental Indenture and subject to certain limitations therein set forth, any such permitted transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon a new Security of this series, of authorized denomination and for the same Stated Maturity and aggregate principal amount, will be issued to the successor 2006 Village Indenture Trustee.

The Securities of this series are issuable only in registered form without coupons in denominations of $5,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be

Appendix I Page 4

overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person or sell, assign, transfer or lease all or substantially all of its properties or assets. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

All capitalized terms used in this Security without definition which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Wisconsin Public Service Corporation

By:_________________________________
     ____________________ President

[SEAL]
Attest:

________________________________
____________________ Secretary

Appendix I Page 5

Form of Trustee’s Certificate of Authentication.

Dated: _______________

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

___________________________
As Trustee

By:___________________________
Authorized Signatory

Appendix I Page 6

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

_____________________________________________________________________________
(Insert assignee’s social security or tax I.D. number)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
(Print or type assignee’s name, address and zip code)

and irrevocably appoint __________________________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:_______________________ Your Signature:__________________________________________________________
(Sign exactly as your name
appears on the other side of
this Security)

Signature Guaranty:________________________________________________
[Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Transfer Agent, which requirements will include membership or participation in STAMP or such other signature guarantee program as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.]

Social Security Number or Taxpayer Identification
Number:_______________________________________

Appendix I Page 7

APPENDIX II

(Form of Bond of Collateral Series F)

No._____________                                                                 $____________

Wisconsin Public Service Corporation
(Incorporated under the laws of the State of Wisconsin)

First Mortgage Bond, Collateral Series F

THE FIRST MORTGAGE BONDS, COLLATERAL SERIES F (HEREINAFTER, “COLLATERAL BONDS”), REPRESENTED BY THIS CERTIFICATE ARE BEING ISSUED AND DELIVERED BY THE COMPANY TO U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE (IN SUCH CAPACITY, THE “SENIOR TRUSTEE”) UNDER AN INDENTURE, DATED AS OF DECEMBER 1, 1998, BETWEEN THE COMPANY AND A PREDECESSOR OF THE SENIOR TRUSTEE, AS PREVIOUSLY SUPPLEMENTED AND AS SUPPLEMENTED BY THE SIXTH SUPPLEMENTAL INDENTURE THERETO DATED AS OF DECEMBER 1, 2006 (AS SO SUPPLEMENTED, THE “SENIOR INDENTURE”). THE COLLATERAL BONDS ARE TO BE HELD IN TRUST AS COLLATERAL FOR THE BENEFIT OF THE HOLDERS OF $22,000,000 AGGREGATE PRINCIPAL AMOUNT OF SENIOR NOTES, SERIES DUE FEBRUARY 1, 2013 (THE “RELATED SECURITIES”) ISSUED PURSUANT TO THE SENIOR INDENTURE.

THE COLLATERAL BONDS MAY NOT BE SOLD OR OTHERWISE TRANSFERRED (EXCEPT TO A SUCCESSOR SENIOR TRUSTEE) UNTIL THE EARLIER OF THE RELEASE DATE (AS DEFINED BELOW) OR THE PRIOR RETIREMENT OF THE RELATED SECURITIES THROUGH REDEMPTION, REPURCHASE OR OTHERWISE.

THE COMPANY SHALL MAKE PAYMENTS OF THE PRINCIPAL OF, AND PREMIUM, IF ANY, AND INTEREST ON, THE COLLATERAL BONDS, TO THE SENIOR TRUSTEE, WHICH PAYMENTS SHALL BE APPLIED BY THE SENIOR TRUSTEE TO THE SATISFACTION OF OBLIGATIONS ON THE RELATED SECURITIES.

THE MATURITY DATE SPECIFIED ABOVE IS ALSO THE MATURITY DATE OF THE RELATED SECURITIES.

Wisconsin Public Service Corporation, a corporation organized and existing under the laws of the State of Wisconsin (hereinafter called the Company), for value received, hereby promises to pay to U.S. BANK NATIONAL ASSOCIATION, as trustee for the benefit of the holders of the Related Securities, or registered assigns (in such capacity, the “Senior Trustee”), at the Corporate Trust Services Office of U.S. Bank National Association, in Milwaukee, Wisconsin, on the 1st day of February, 2013, the sum of ____________________________ DOLLARS ($___________) in lawful money of the United States of America, and to pay interest thereon from August 1, 2006 (or from the most recent date to which interest has been paid or duly provided for) semi-annually on February 1 and August 1 in each year, commencing February 1, 2007, (i) at the rate of 0% per annum prior to December 14, 2006 and (ii) at the rate of 3.95% per annum from and after December 14, 2006, until the principal hereof is paid or made available for payment and (to the extent that the payment of

Appendix II Page 1

such interest shall be legally enforceable) at the same rate for the applicable period on any overdue principal and premium, if any, and on any overdue installment of interest. The principal and interest so payable on any February 1 or August 1 will be paid to the person or entity in whose name this bond is registered, at the address thereof as it appears on the Company’s books for registration and registration of transfer.

The Related Securities are issued in order to evidence and secure a loan made by the Village of Weston, Wisconsin (“Village”), to the Company pursuant to a Loan Agreement, dated as of April 1, 1981 as amended from time to time, including a Third Amendment to Loan Agreement, dated as of December 1, 2006. In order to fund such loan, the Village has agreed to issue $22,000,000 in principal amount of its Pollution Control Refunding Revenue Bonds, Series 2006 (Wisconsin Public Service Corporation Projects) (“Series 2006 Village Bonds”) under and pursuant to the 2006 Village Indenture (as defined in the Supplemental Indenture). The Series 2006 Village Bonds are payable from payments made, or caused to be made, by the Company of principal of, premium, if any, and interest on the Related Securities. Upon certain terms and conditions, credits arising from purchase or redemption of the Series 2006 Village Bonds shall be applied against payment obligations in connection with the Related Securities and the bonds of this series and to the extent so applied shall satisfy a like amount otherwise due thereunder.

This bond shall not be valid or become obligatory for any purpose unless and until U.S. Bank National Association, (successor to First Wisconsin Trust Company), as Trustee under the Indenture, or its successors thereunder, shall have signed the certificate of authentication endorsed hereon.

This bond is one of a duly authorized issue of bonds of the Company, known as its First Mortgage Bonds, of the series and designation indicated on the face hereof, which issue of bonds consists, or may consist, of several series of varying denominations, dates and tenors, all issued and to be issued under and equally secured (except in so far as a sinking fund, or similar fund, established in accordance with the provisions of the Indenture, may afford additional security for the bonds of any specific series) by a First Mortgage and Deed of Trust (herein called the “Indenture”) dated as of January 1, 1941, executed by the Company to First Wisconsin Trust Company (subsequently succeeded by U.S. Bank National Association, herein called the Trustee), as Trustee, to which Indenture and all instruments supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds as to such security, and the terms and conditions upon which the bonds may be issued under the Indenture and any instruments supplemental thereto and are secured. The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a completed default as in the Indenture provided. This bond is one of a series created by a Supplemental Indenture (herein called the “Supplemental Indenture”) dated as of August 1, 2006, between the Company and the Trustee, which is supplemental to the Indenture.

The Senior Trustee has agreed pursuant to the Senior Indenture to hold the bonds of this series as collateral for the benefit of the holders of the Related Securities under all circumstances and not to transfer (except to a successor trustee) such bonds until the earlier of the Release Date or the prior retirement of the Related Securities through redemption, repurchase or otherwise. “Release Date” means the date on which all First Mortgage Bonds of the Company

Appendix II Page 2

issued and outstanding under the Indenture, other than the bonds of this series and other bonds pledged as security for Securities issued under the Senior Indenture (collectively “Collateral Bonds”), have been retired (at, before or after the maturity thereof) through payment, redemption or otherwise, provided that no default or event of default has occurred and is continuing under the Senior Indenture. On the Release Date, the Senior Trustee shall deliver to the Company for cancellation all Collateral Bonds, and the Company shall cause the Senior Trustee to provide notice to all holders of Related Securities of the occurrence of the Release Date. As a result, on the Release Date, the bonds of this series shall cease to secure the Related Securities. Following the Release Date, the Company shall cause the Indenture to be discharged, and the Company shall not issue any additional Collateral Bonds thereunder, and from and after the Release Date, the Company’s obligations in respect of the Collateral Bonds shall be satisfied and discharged.

With the consent of the Company and to the extent permitted by and as provided in the Indenture and/or any instruments supplemental thereto, the rights and obligations of the Company and/or of the holders of the bonds, and/or terms and provisions of the Indenture and/or of any instruments supplemental thereto may be modified or altered by consent of the holders of at least seventy percent (70%) in principal amount of the bonds then outstanding under the Indenture and any instruments supplemental thereto (excluding bonds challenged and disqualified from voting by reason of the interest of the Company or of certain related persons therein as provided in the Indenture); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest or the taking of certain other action as more fully set forth in the Indenture without the consent of the holder hereof.

The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes, and shall not be affected by any notice to the contrary.

In certain extraordinary events described in paragraph (b) of Section 1.04 of the Supplemental Indenture, the bonds of this series are subject to redemption within one year following such extraordinary event, in whole but not in part, at the option of the Company, in each case at a redemption price equal to the principal amount thereof, together with accrued interest to the redemption date.

The Company shall call for redemption all of the bonds of this series then outstanding, and shall on the redemption date therefor redeem the same at a price equal to 100% of the principal amount thereof, together with accrued interest to the redemption date, in the event that the Company is notified by the 2006 Village Indenture Trustee (as defined in the Supplemental Indenture) that (i) an event of default has occurred and is continuing under Section 9.01(e) of the 2006 Village Indenture, and (ii) the 2006 Village Indenture Trustee has declared the principal of all Series 2006 Village Bonds then outstanding immediately due and payable pursuant to Section 9.02 of the 2006 Village Indenture. The redemption date shall be the accelerated maturity date of the Series 2006 Village Bonds; provided, however, that such requirement of redemption shall be deemed to be waived if prior to the date fixed for such

Appendix II Page 3

redemption of the bonds of this series, the acceleration of the Series 2006 Village Bonds is waived or annulled.

The Company shall call for redemption all (or part if, in the opinion of nationally recognized bond counsel, a corresponding partial redemption of the Series 2006 Village Bonds will preserve the exclusion from gross income for Federal income tax purposes of interest on the remaining Series 2006 Village Bonds) of the bonds of this series then outstanding, and shall on the redemption date therefor redeem the same at a price equal to 100% of the principal amount thereof, together with accrued interest thereon to the redemption date, in the event that it is finally determined by the Internal Revenue Service or a court of competent jurisdiction that, as a result of a failure by the Company to observe any covenant, agreement or representation in the 2006 Village Revenue Agreement (as defined in the Supplemental Indenture), the interest payable on the Series 2006 Village Bonds is includable for Federal income tax purposes in the gross income of any owner of a Series 2006 Village Bond (other than an owner who is a “substantial user” or a “related person” within the meaning of Section 103(b)(13) of the 1954 Code (as defined in the Supplemental Indenture) and the applicable regulations thereunder). Any such determination shall not be considered final for this purpose unless the Company has been given notice thereof, and if it so desires, has been afforded the opportunity, at its expense, to contest the same, either directly or in the name of any owner of Series 2006 Village Bonds, and until the conclusion of any appellate review, if sought. The redemption date shall be the 120th day after the date such determination becomes final or on such earlier date as the Company may designate.

Notice of any such redemption shall be hand delivered or mailed, by or on behalf of the Company, not less than thirty (30) days prior to the redemption date to the registered owner of the bonds so to be redeemed, at its address as the same shall appear on the Company’s books for registration and registration of transfer, all subject to the conditions and as more fully set forth in the Indenture and in the Supplemental Indenture, except that no newspaper publication shall be required.

In the event that an event of default under Section 6.01 of the Senior Indenture has occurred and is continuing, and the Senior Trustee has declared the principal of all of the Related Securities then outstanding immediately due and payable (or such principal has become ipso facto immediately due and payable) under Section 6.02 of the Senior Indenture, then the Company shall call for redemption and redeem all of the bonds of this series then outstanding at a price equal to 100% of the principal amount thereof, together with accrued interest thereon to the redemption date. The redemption date shall be the accelerated maturity date of the Related Securities, and no prior notice of such redemption to the Trustee or the Senior Trustee shall be required.

This bond is nontransferable except to the Senior Trustee and successor trustees thereto. To the extent that it is transferable, it is transferable by the registered owner hereof in person or by attorney duly authorized in writing, on books of the Company to be kept for that purpose at the corporate trust services office of the Trustee at Milwaukee, Wisconsin, upon surrender hereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered bond or bonds without coupons of the

Appendix II Page 4

same maturity and interest rate and of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Indenture and the Supplemental Indenture.

No recourse shall be had for the payment of principal of, premium, if any, or interest on this bond, or any part thereof, or of any claim based hereon or in respect hereof or of the Indenture or any instrument supplemental thereto, against any incorporator, or any past, present or future stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company, or through any such predecessor or successor corporation, or through any receiver or a trustee in bankruptcy, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released, as more fully provided in the Indenture.

In Witness Whereof, Wisconsin Public Service Corporation has caused this bond to be signed in its name by the manual or facsimile signature of its President or a Vice President and its corporate seal or a facsimile thereof to be hereto affixed and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.

Dated as of:

Wisconsin Public Service Corporation

By: _____________________________
______ President
Attest:

_____________________________
____________ Secretary

Appendix II Page 5

(Form of Trustee’s Certificate)

This bond is one of the bonds of the series designated therein, described in the within mentioned Indenture and Supplemental Indenture.

U.S. Bank National Association,
 As Trustee

                                By:________________________
Authorized Signature

(Form of Prepayment Record)

PREPAYMENT RECORD

Principal Amount Of Bond $__________

Date of Maturity: February 1, 2013

Prepayments on Principal
Amount	Date	Balance Outstanding	Signature of Authorized Officer and Title

Appendix II Page 6